EXHIBIT 10.2

Cognizant Technology Solutions
Corporation 500 Frank West Burr Boulevard
Teaneck, NJ 07666

March 28, 2017

Elliott Associates, L.P.
Elliott International, L.P.
Elliott International Capital Advisors Inc.
40 West 57th Street
New York, NY 10019

Gentlemen:

This letter agreement amends that certain agreement, dated as of February 8, 2017 (the “February 8th Agreement”), between Cognizant Technology Solutions Corporation, a Delaware corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership (“Elliott Associates”), Elliott International, L.P., a Cayman Islands limited partnership (“Elliott International”), and Elliott International Capital Advisors Inc., a Delaware corporation (together with Elliott Associates and Elliott International, the “Investors”). Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the February 8th Agreement.

In accordance with Section 20 of the February 8th Agreement, the February 8th Agreement is hereby amended as follows:

1.	The last two sentences of Section 2 of the February 8th Agreement are hereby replaced with the following two sentences:

The Financial Policy Committee shall be comprised of four (4) members: Francisco D’Souza, John Dineen, Michael Patsalos-Fox and Betsy Atkins. If, prior to the Expiration Date, Ms. Atkins (or any replacement Investor Designee) shall cease to be a director of the Company for any reason, the Investors shall have the right to select her (or his) replacement on the Financial Policy Committee; provided that, if such replacement is not the individual selected by the Investors to replace Ms. Atkins (or such replacement Investor Designee) as the Investor Designee in accordance with Section 6 of this Agreement, then such replacement shall also be reasonably acceptable to the Board.

2.	Schedule 1 to the February 8th Agreement is hereby deleted.

The provisions of Sections 20 through 27 of the February 8th Agreement shall apply to this letter agreement mutatis mutandis. This letter agreement, together with the February 8th Agreement, set forth the full and complete understanding between us with respect to the subject matter hereof and supersedes all prior representations and understandings, whether written or oral.

If the terms of this letter agreement are in accordance with your understanding, please sign below, whereupon this shall constitute a binding agreement among us.

Very truly yours,

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Karen McLoughlin
Name:	Karen McLoughlin
Title:	Chief Financial Officer

Accepted and agreed to as of the date
first written above:

ELLIOTT ASSOCIATES, L.P.

By:	Elliott Capital Advisors, L.P., its General Partner
By:	Braxton Associates, Inc., its General Partner

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

ELLIOTT INTERNATIONAL, L.P.

By:	Elliott International Capital Advisors Inc., as Attorney-in-Fact

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President